LISKOW & LEWIS
                          A PROFESSIONAL LAW COPORATION
                                ATTORNEYS AT LAW


                     Writer's Direct Dial No. (504) 556-4112
                             New Orleans, Louisiana

                                  May 26, 1999

Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  100017

Ladies and Gentlemen:

     With respect to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., we have reviewed the material relative to Louisiana Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

     We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Louisiana Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,


                                        /s/ Robert S. Angelico
                                        Robert S. Angelico